EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF SAPPHIRE INDUSTRIALS CORP.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Douglas C. Taylor, Chief Financial Officer and Secretary of Sapphire Industrials Corp. (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 6, 2008

/s/ Douglas C. Taylor
Douglas C. Taylor
Chief Financial Officer and Secretary